Exhibit 23.2


                         Consent of Independent Auditors

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 31, 2003, except as to Notes 1c, 12b, 17d, 17e, 17f, and 17g as to which the date is September 3, 2003, relating to the financial statements and financial statement schedule of P-Com, Inc., which appears in the Company's Annual Report on Form 10-K/A for the year ended December 31, 2002.


/s/ PricewaterhouseCoopers LLP
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PricewaterhouseCoopers LLP
San Jose, California
December 15, 2003